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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Registration Statement of Silverleaf Resorts, Inc. on Amendment No. 2 to Form S-1 (Registration No. 333-24273) of our report dated December 1, 1995 (May 15, 1997 as to the first paragraph of Note 9), appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Summary Consolidated Historical Financial, Operating and Pro Forma Financial Information," "Selected Consolidated Historical Financial, Operating and Pro Forma Financial Information" and "Experts" in such Prospectus.


/s/  JAMES SMITH & COMPANY, P.C.

James Smith & Company, P.C.

Dallas, Texas

June 2, 1997